Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation (“CVS Health”) or Aetna, Inc. (“Aetna”). This Exhibit 99.1 may contain forward-looking statements within the meaning of the Reform Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this Exhibit 99.1 regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 3, 2017 (“Merger Agreement”), among CVS Health, Aetna and Hudson Merger Sub Corp., a wholly-owned subsidiary of CVS Health (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, CVS Health’s and Aetna’s respective share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control. In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna. Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the outcome of litigation related to the transaction; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this Exhibit 99.1 may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations. These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction. Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the Securities and Exchange Commission (the “SEC”), including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on any CVS Health’s and Aetna’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

No Offer or Solicitation

This Exhibit 99.1 is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the transaction, CVS Health filed a registration statement on Form S-4 with the SEC, which includes a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health. The registration statement was declared effective by the SEC on February 9, 2018 (the “Registration Statement”), CVS Health and Aetna commenced mailing the definitive joint proxy statement/prospectus to stockholders of CVS Health and shareholders of Aetna on or about February 12, 2018 (the “Joint Proxy Statement/Prospectus”), and the special meetings of the stockholders of CVS Health and the shareholders of Aetna were held on March 13, 2018. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CVS Health are available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors or by contacting CVS Health’s Investor Relations Department at 800-201-0938. Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-0896.

Certain Unaudited Prospective Financial Information

In connection with CVS Health’s application for insurance regulatory approval of the transactions, the Connecticut Insurance Department has requested that CVS Health provide it with certain information, which includes certain non-public prospective financial information. In response to the request from the Connecticut Insurance Department, CVS Health will provide the non-public prospective financial information included in this Exhibit 99.1 to the Connecticut Insurance Department. The Connecticut Insurance Department has advised CVS Health that it will be making this information available to the public on the Connecticut Insurance Department’s website.

The prospective financial information provided to the Connecticut Insurance Department and included in this Exhibit 99.1 was not prepared for the purpose of public disclosure, nor was it prepared in compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or accounting principles generally accepted in the United States (GAAP). The prospective financial information is unaudited. The submission of the prospective financial information to the Connecticut Insurance Department should not be regarded as an indication that CVS Health or any other recipient of the prospective financial information considered, or now considers, the prospective financial information to be predictive of actual future results, and the prospective financial information should not be relied upon as such.

No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the unaudited financial information and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the prospective financial information.

The prospective financial information does not give effect to any changes to CVS Health’s operations, strategy or capital planning that may be implemented in the future, including those that may be implemented following the closing of the transaction.

The prospective financial information is based upon numerous assumptions and estimates that CVS Health made in good faith as set forth in this Exhibit 99.1 and contained in the Registration Statement and Joint Proxy Statement/Prospectus under the heading “CVS Health and Aetna Unaudited Pro Forma Condensed Combined Financial Statements.”

While presented with numeric specificity, the prospective financial information was based on numerous variables, assumptions and estimates that are inherently uncertain and may be beyond the control of CVS Health’s management. As a result, actual results may differ materially from the prospective financial information, and there can be no assurance that the outcomes set forth in the prospective financial information will be realized in part or at all. Since the forecasts set forth in the prospective financial information cover multiple years, this information by its nature becomes less meaningful and predictive with each successive year. CVS Health has not made and does not make any representation to any shareholder or other person regarding CVS Health’s ultimate performance compared to the performance described in the prospective financial information. Disclosure of the prospective financial information should not be regarded as an indication that CVS Health or its affiliates, advisors or representatives considered the prospective financial information to be predictive of actual future results, and the prospective financial information should not be relied upon as such nor should it be considered appropriate for other purposes. Except as may be required under applicable federal securities law, CVS Health does not undertake any obligation to update or otherwise revise the prospective financial information to reflect events or circumstances after the date the information was made, including events or circumstances that may have occurred during the period between that date and the date of the Form 8-K to which this Exhibit 99.1 forms a part, or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions are shown to be in error.

The following table presents the prospective financial information that will be made available to the Connecticut Insurance Department:

	Prospective Financial Information
	(unaudited)
	Fiscal Year Ending December 31,
	Q4 2018P (1)	2019P	2020P (2)	2021P	2022P
	(dollars in billions)
Free Cash Flow	$2.0	$8.3	$7.3	$9.0	$9.8
Less: Share Repurchase (3)	—	—	—	—	—
Less: Stockholder Dividends (3)	$(0.6)	$(2.6)	$(2.6)	$(2.6)	$(2.6)
Less: Commercial Paper Borrowings	—	—	—	—	—

Available Cash	$1.4	$5.7	$4.7	$6.4	$7.2

CVS Debt (4)	$23.8	$22.9	$20.2	$17.9	$14.7
Aetna Debt (5)	$8.2	$7.8	$7.8	$6.7	$5.7
Transaction Financing Debt (6)	$44.7	$40.3	$38.3	$35.3	$35.1

Total Year End Debt	$76.7	$71.0	$66.3	$59.9	$55.5
Cash for Debt Pay Down (7)		$5.7	$4.7	$6.4	$4.4
Available Excess Cash		—	—	—	$2.8

Available Cash		$5.7	$4.7	$6.4	$7.2

(1)	Solely for purposes of the financial model reflected in this filing, the closing date is assumed to be September 30, 2018.
(2)	As previously disclosed on December 4, 2017, estimated annual cost synergies of $750 million to be fully achieved by the second full year after closing. For purposes of this financial model, we have assumed Q4 2020.
(3)	As previously disclosed on December 4, 2017, share repurchase suspended and no stockholder dividend increase until adjusted debt-to-adjusted EBITDA ratio is low 3x.
(4)	CVS Debt at year end 2018 reflects anticipated pay down of $3.5 billion in maturities in 2018 consisting of $2.25 billion that matured on July 20, 2018 and $1.25 billion maturing on December 5, 2018, that have been or will be paid with cash on hand.
(5)	Aetna Debt at year end 2018 reflects pay down of $1.0 billion maturity in June 2018 that has been paid with cash on hand.
(6)	Initial Transaction Financing Debt consists of an approximately $40 billion issuance of senior notes and $5 billion in term loans as disclosed in the Current Report on Form 8-K filed on March 12, 2018.
(7)	Cash For Debt Pay Down does not reflect amounts that may become available from the Tax Cuts and Jobs Act (“Tax Reform”). On February 8, 2018, CVS Health announced that it would invest at least half of the approximately $1.2 billion of Tax Reform savings in debt repayment.